Exhibit 15.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-36246, No. 333-47720, No. 333-107359, No. 333-129460, No. 333-144890 and No. 333-169201) and Form F-3 (No. 333-163990) of SINA Corporation of our report dated April 26, 2011, relating to the consolidated financial statements of China Real Estate Information Corporation appearing in this Annual Report on Form 20-F of SINA Corporation for the year ended December 31, 2010.

/s/ Deloitte Touche Tohmatsu CPA Ltd.
Shanghai China
May 31, 2011